SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
 TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 25, 2012

Gilla Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
 (State or Other Jurisdiction of Incorporation)

000-28107 (Commission File Number)	88-0399260 (IRS Employer Identification No)

112 North Curry Street, Carson City, NV. 89703

(Address of Principal Executive Offices)(Zip Code)

(416) 884-8807
 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see general Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a012 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

On June 25, 2012, Gilla Inc. (“Gilla” or the “Company”) entered into a Letter of Intent with Snoke Distribution Canada Ltd. (“Snoke Distribution”) to acquire all of the outstanding common shares of Snoke Distribution through the issuance of 25 million common shares of Gilla to the shareholders of Snoke Distribution and Snoke Distribution satisfying Gilla’s outstanding debt (Press Release attached as an Exhibit).

There are currently 29,477,766 common shares of Gilla issued and outstanding.  Upon completion of the share exchange and the issuance of 25,000,000 common shares to the shareholders of Snoke Distribution, Gilla will have 54,477,766 common shares issued and outstanding.

Closing of the agreement is subject to due diligence, closing of a minimum private placement financing of US$250,000 and Snoke Distribution completing an audit of its financial statements.  Closing is anticipated to occur on or before July 6th, 2012.

In conjunction with closing the share exchange, all of the directors and officers of Gilla will resign and will be replaced by nominees of Snoke Distribution.

Item 9.01 Financial Statements and Exhibits

(d) exhibits

Exhibit 1.01    Press Release Announcing Letter of Intent between Gilla Inc. and Snoke Distribution Canada Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GILLA INC.

June 25, 2012.	By:	/s/ Georges Benarroch
Georges Benarroch President

EXHIBITS

Exhibit 1.01       Press Release Announcing Letter of Intent between Gilla Inc. and Snoke Distribution Canada Ltd.